Exhibit 21

Subsidiaries of the Company

Name of the Subsidiary	State or Other Jurisdiction of Incorporation or Organization
AB Banan-Kompaniet	Sweden
Actividades Agricolas S.A. (AGRISA)	Ecuador
Aerofumigacion y Comercializacion Agricola AFCA Sociedad Anonima	Costa Rica
AG 1972, Inc.	California
Agoura, Limited	Bermuda
Agricola California, Limitada	Chile
Agricola Pencahue Limitada	Chile
Agricola Rauquen Limitada	Chile
Agroindustrial Alma Verde, S.A. (ALVESA)	Honduras
Agroindustrial Pinas del Bosque S.A.	Costa Rica
Agroindustrias del Caribe S.A. (ACARSA)	Honduras
Agroverde S.A.	Ecuador
Alberum S.A.	Ecuador
Almacenes Atalanta S.A.	Costa Rica
Almacenes de Deposito, S.A. (16.900%*)	Honduras
Alppha Sideral S.A.	Costa Rica
Apache Grove Land Program 1972 Limited Partnership (69.510%*)	Minnesota
Araucaria, Limited	Bermuda
Aspen International, Inc.	British Virgin Islands
Baltime, Limited	Bermuda
Bananapuerto Puerto Bananero S.A. (34.999%*)	Ecuador
Bananera Antillana (Colombia), Inc.	Delaware
Bananera Marinala, S.A. (70.000%*)	Guatemala
Bananera Rio Mame, S.A. (BARIMASA)	Honduras
Bananera Tepeyac, S.A. (50.000%*)	Guatemala
Banaplus Incorporated	British Virgin Islands
Banaroyal S.A.	Ecuador
Bancuber S.A.	Ecuador
Barclay Hollander Corporation	California
Bienes e Inversiones Mazapan, S. C. de C.V. (99.600%*)	Honduras
Bienes y Servicios, S. de R.L. de C.V.	Honduras
Bienes Y Valores, S.A. de C.V. (BIVASA)	Honduras
Big Heart Seed (20.000%*)	California
Blue Anthurium, Inc.	Hawaii
Blueberry Farms de Mexico, S. de R.L. de C.V. (99.967%*)	Mexico
Brunetti S.A.	Ecuador

Bud Antle, Inc.	California
C.I. Porcelain Flowers Ltda. (99.999%*)	Colombia
Calicahomes, Inc.	California
Camarillo, Limited	Bermuda
Cape Vincent Inc.	Panama
Castle & Cooke Worldwide Limited	Hong Kong
CCWW Transition Limited	Bermuda
Cerulean, Inc.	Hawaii
Clínicas Médicas del Aguán, S.A.	Honduras
Comercial Industrial Ecuatoriana S.A. (CIESA)	Ecuador
Compania Agricola Bonito Oriental, S.A. (CABOSA)	Honduras
Compania Agricola El Progreso, S.A. (CAEPSA)	Honduras
Compania Agropecuaria El Porvenir, S.A. de C.V. (AGROPOR)	Honduras
Compania de Desarrollos Organicos, S.A.	Honduras
Compania Musa Cero Nueve Sociedad Anónima	Costa Rica
Compania Naviera AGMARESA S.A.	Ecuador
Cookstown Financial, Limited (35.000%*)	Bermuda
Coordinadora de Servicios de Transporte, S.A.	Honduras
Corporacion de Desarrollo Bananero S.A.C. (COPDEBAN)	Peru
DB North, LLC	California
DB South, LLC	California
Desarrollos Urbanos La Ceiba, S.A. (DUCSA)	Honduras
Distribuidora de Productos Diversos, S.A.	Honduras
Diversificados de Costa Rica Dicori, S.A.	Costa Rica
Dole Africa (Proprietary) Limited	South Africa
Dole Assets, Inc.	Nevada
Dole Atlantic, Inc.	Bermuda
Dole Aviation, Inc.	Panama
Dole Berry Company	Florida
Dole Brasil Ltda. (51.980%*)	Brazil
Dole Canada Company	Canada - Nova Scotia
Dole Caribbean, Ltd.	Bermuda
Dole Chile S.A.	Chile
Dole Citrus	California
Dole de Venezuela C.A.	Venezuela
Dole Dried Fruit and Nut Company	California
Dole Europe B.V.	Netherlands
Dole Europe Company	Delaware
Dole Europe GmbH	Germany
Dole Europe Import BVBA	Belgium
Dole Europe SAS	France
Dole European Shared Service AB	Sweden
Dole Export Co., Ltd.	Barbados
Dole Foods Flight Operations, Inc.	Delaware
Dole Foreign Holdings II, Ltd.	Bermuda
Dole Foreign Holdings, Ltd.	Bermuda

Dole Fresh Fruit Company	Nevada
Dole Fresh Fruit International, Inc.	Panama
Dole Fresh Fruit International, Limited	Bermuda
Dole Fresh Fruit Med Gida Ününleri Ticaret Anomim Sirketi	Turkey
Dole Fresh Fruit Middle East DMCC	Dubai
Dole Fresh Vegetables, Inc.	California
Dole Fruit del Uruguay S.A.	Uruguay
Dole Holdings, Inc.	Nevada
Dole International, Ltd.	Bermuda
Dole Ireland Limited	Ireland
Dole Italia s.p.a.	Italy
Dole Land Company, Inc.	Hawaii
Dole Luxembourg II S.a.r.l.	Luxembourg
Dole Luxembourg S.a.r.l.	Luxembourg
Dole Nat. Co S.A. (42.000%*)	Argentina
Dole Northwest, Inc.	Delaware
Dole Nutrition Institute, Inc. (a non-profit corporation)	Louisiana
Dole Ocean Cargo Express, Inc.	Nevada
Dole Orland, Inc.	California
Dole Pacific, Ltd.	Bermuda
Dole Patagonia S.A.	Argentina
Dole Shared Services, Limited	Costa Rica
Dole South Africa (Proprietary) Limited	South Africa
Dole Sunfresh Express, Inc.	Delaware
Dole Tropical Products Latin America, Ltda.	Costa Rica
Eco Piñas del Arenal, S.A.	Costa Rica
Embalajes Standard Limitada	Chile
Equipo Pesado, S.A.	Honduras
Estibadora Caribe, S.A.	Costa Rica
Exportadora de Productos Tropicales, S.A.	Colombia
Flores Mitad del Mundo Ltda.	Ecuador
Fomento e Inversiones, S.A. (FISA) (0.002%*)	Honduras
Friocont S.A.	Ecuador
Fruit Care Services (Proprietary) Limited	South Africa
Frutban S.A.	Ecuador
Granelcont S.A.	Ecuador
Grouper Aviation Leasing, L.L.C. (25.000%*)	Florida
Guayami S.A.	Ecuador
Hospital Coyoles, S.A. (HOCOSA)	Honduras
Importadora y Exportadora Inverflora S.D.R.L.	Panama
Imports-Exports-Trading of Fresh Fruit Dole Hellas EPE	Greece
Industrial y Comercial Trilex S.A.	Ecuador
Inmobiliaria de Cortes, S.A. (0.300%*)	Honduras
Interfruit Company Limited	Bermuda
Inversiones Agrica S.A.	Venezuela
Inversiones Atlantida, S.A. (INVATLAN) (0.001%*)	Honduras

Inversiones del Agro C.A.	Venezuela
Inversiones del Pacifico Limitada	Chile
Inversiones Doban SAS	Colombia
Inversiones Floricola, S.D.R.L.	Panama
Inversiones Medicas Nacionales S.A. (98.400%*)	Honduras
Inversiones y Valores Montecristo, S.A. (INVAMON)	Honduras
La Petite d’Agen, Inc.	Hawaii
Laboratorios y Servicios de Meristemos, S.A.	Honduras
Latin American Agribusiness Development Corporation S.A. (8.330%*)	Panama
Lindero Headquarters Company, Inc.	California
Logistica Bananera S.A. (LOGBAN)	Ecuador
Logistica Fruticola SAC	Peru
Mahele, Limited	Bermuda
Main Centre Ventures Inc.	Panama
Manufacturas de Carton S.A. (MACSA)	Honduras
Megabanana S.A	Ecuador
Mendocino Limited	Bermuda
Mexicotec, S.A. de C.V.	Mexico
Milagro Ranch, LLC	California
Miradero Fishing Company, Inc.	Puerto Rico
Multiservicios, S.A. (MULTISA)	Honduras
Naportec S.A.	Ecuador
New Dole Canada Holdings Ltd.	Canada—Federal
Noir Ventures Corp.	British Virgin Islands
Oceanview Produce LLC	California
Operaciones Tropicales S.A.	Panama
Pescaseroli S.A.	Ecuador
Peyton Flowers, S.D.R.L.	Panama
Pina Antillana, S.A. de C.V. (PINANSA)	Honduras
Plasticos, S.A. (PLASA)	Honduras
Pormar Transportes por Mar S.A.	Ecuador
Productora Agricola de Atlantida, S.A. (PROADASA)	Honduras
Productos del Litoral S.A. (PROLISA)	Ecuador
Reciclados Plásticos Industriales, S.A. (33.333%*)	Costa Rica
Redamawal S.A.	Ecuador
Reefership Marine Services, Ltd.	Bermuda
Rekopane Estates Proprietary Limited (80.000%*)	South Africa
Renaissance Capital Corporation	Nevada
Royal Packing LLC	California
S Attehogen Ostra 3 Kommanditbolag	Sweden
Saba Blommor AB	Sweden
Saba Fresh Cuts AB	Sweden
Saba Fresh Cuts Oy	Finland
Saba Logistics AB	Sweden
Saba Trading Top Holding AB	Sweden

SabaFruit AB	Sweden
Salinas Transplants Co. (50.000%*)	California
Servicios de Refrigeracion de Contenedores, S.A. (SERECSA)	Guatemala
Servicios e Investigaciones Aereas, S.A. (SIASA)	Honduras
Servicios Hondurenos de Agricultura y Recursos de Investigacion Pinera, S.A. (SHARP)	Honduras
Servicios SFRM, S. de R.L. de C.V. (99.967%*)	Mexico
Servicios Tecnicos Portuarios, S.A. (SERTEPSA)	Guatemala
Siembranueva S.A.	Ecuador
Skyview Cooling Co. of Yuma, L.L.C. (49.000%*)	Arizona
Sociedad Agricola Santa Ines, S.A.	Honduras
Sociedad Agropecuaria Pimocha C.A. (SAPICA)	Ecuador
Sogas, S.A.	Honduras
SolAmerica, Ltd.	Bermuda
Solvest, Ltd.	Bermuda
Standard Fruit and Steamship Company	Delaware
Standard Fruit Company	Delaware
Standard Fruit Company (Bermuda) Ltd.	Bermuda
Standard Fruit Company de Costa Rica, S.A.	Costa Rica
Standard Fruit de Argentina, S.A. (99.800%*)	Argentina
Standard Fruit de Guatemala, S.A.	Guatemala
Standard Fruit De Honduras, S.A. (Stanfrusa)	Honduras
Standard Fruit de Nicaragua, S.A.	Nicaragua
Sunnyridge Farm Chile, S.A.	Chile
Sunnyridge Farm Mexico, S.A. de C.V. (98.000%*)	Mexico
Tallan Talleres y Llantas S.A.	Ecuador
Tecnielec Tecnicos y Electricistas S.A.	Ecuador
Transfrut Express Limited	Bermuda
Transtrading Overseas Limited	Bahamas
Tropical Fruit Exports, Ltd. (70.000%*)	Bermuda
Tropical Navigation (Malta) Limited	Malta
Union de Bananeros Ecuatorianos, S.A. (UBESA)	Ecuador
Ventura Trading Ltd.	Bermuda
Verenigde Bananen Handelaren N.V./Dole Antwerp	Belgium
Viveiros Sunnyridge Brasil Ltda (50.000%*)	Brazil
Viveros Sunnyridge Ltda (50.000%*)	Chile
Votorantim, S.A.	Unknown
Wahiawa Water Company, Inc.	Hawaii
Zanpoti S.A.	Ecuador

*	Indicates aggregate direct and indirect ownership by Dole Food Company, Inc. Except where indicated by asterisk, all subsidiaries are directly or indirectly wholly owned by Dole Food Company, Inc.

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